Exhibit 99.1

      Allegheny Technologies CEO Pat Hassey to Speak at Investor Conference


     PITTSBURGH--(BUSINESS WIRE)--March 27, 2006--Allegheny Technologies Incorporated (NYSE:ATI) announced that L. Patrick Hassey, Chairman, President, and Chief Executive Officer, will speak at the Prudential Metals & Mining Conference in New York, NY on March 29, 2006. Mr. Hassey's remarks and presentation slides will be available after 9 a.m. on March 29, 2006 on ATI's website www.alleghenytechnologies.com under the Investor tab.
     The investor presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in the investor presentation relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as "anticipates," "believes," "estimates," "expects," "would," "should," "will," "will likely result," "forecast," "outlook," "projects," and similar expressions. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; material adverse changes in the markets we serve, including the aerospace, defense, chemical process industry/oil and gas, electrical energy, medical, automotive, food equipment and appliance, construction and mining, and other markets; the inability to achieve the anticipated results from the implementation of our strategic capital projects; and the other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

     Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of over $3.5 billion in 2005. ATI has approximately 9,300 full-time employees world-wide who use innovative technologies to offer growing global markets a wide range of specialty metals solutions. Our major markets are aerospace, defense, chemical process industry/oil and gas, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include nickel-based alloys and superalloys, titanium and titanium alloys, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, grain-oriented silicon electrical steel and tool steels, and forgings and castings. The Allegheny Technologies website is www.alleghenytechnologies.com.


     CONTACT: Allegheny Technologies Incorporated
              Dan L. Greenfield, 412-394-3004